As filed with the Securities and Exchange Commission on December 22, 2005
                                                      Registration No. 333-_____

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 Bunge Limited
             (Exact name of Registrant as specified in its charter)

                         Bermuda                      98-0231912
                (State or other jurisdiction of    (I.R.S. Employer
                 incorporation or organization)   Identification No.)
                                 50 Main Street
                          White Plains, New York 10606
              (Address of Principal Executive Offices) (Zip Code)

                        Bunge Savings Plan - Supplement A
                            (Full title of the plan)

                                 Carla L. Heiss
                           Assistant General Counsel
                                 Bunge Limited
                                 50 Main Street
                          White Plains, New York 10606
                    (Name and address of agent for service)

                                 (914) 684-2800
          (Telephone number, including area code, of agent for service)

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

===================================================================================================================================
 Title of Securities        Amount To Be         Proposed Maximum              Proposed Maximum              Amount Of
  To Be Registered          Registered(1)(4)   Offering Price Per Share(2)   Aggregate Offering Price(2)  Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares,                        50,000                       $53.975                 $2,698,750              $289.00
par value $0.01 par
value
-----------------------------------------------------------------------------------------------------------------------------------
Series A Preference                      N/A                           N/A                        N/A                  N/A
Share Purchase
Rights(3)


(1) Pursuant to Rule 416(a), under the Securities Act of 1933, as amended (the "Securities Act"), also registered hereunder are an indeterminate number of common shares of Bunge Limited (the "Registrant") par value $0.01 (the "Common Shares"), which may become issuable under the Bunge Savings Plan -
Supplement A by reason of any stock splits, stock dividends, recapitalizations or any other similar transaction which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) In accordance with Rule 457(c) and Rule 457(h) under the Securities Act, the Registration Fee, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low trading prices for the Common Shares on December 15, 2005, as reported on the New York Stock Exchange.

(3) Represents a right of the holder of each Common Share to purchase a fraction of a Series A Preference Share of the Registrant. No value is attributable to a right.

(4) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Bunge Savings Plan - Supplement A.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to participants of the Bunge Savings Plan - Supplement A as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended. In accordance with the instructions to Part I, those documents are not filed with the Commission as part of this Registration Statement or a prospectus under Rule 424 of the Securities Act of 1933, as amended.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this registration statement:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2004, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 16, 2005.

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 filed by the Registrant with the Commission on May 10, 2005, August 9, 2005 and November 9, 2005, respectively.

        (c) The Registrant's Current Reports on Form 8-K filed with the Commission on March 2, 2005, May 24, 2005, June 2, 2005, July 7, 2005, July 8, 2005, October 5, 2005, October 21, 2005 and November 21, 2005.

        (d) The description of the Registrant's Common Shares and Series A Preference Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A (Registration No. 333-65026), filed by the Registrant with the Commission on July 30, 2001 (the "Form 8-A"), except to the extent that such description has been superseded by the description set forth in the (i) Registration Statement on Form F-1, as amended (Registration No. 333-81322), filed by the Registrant with the Commission on March 8, 2002 and (ii) Registration Statement on Form F-3, as amended (Registration No. 333-114973), filed by the Registrant with the Commission on May 14, 2004.

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this Registration Statement). Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

        The Registrant is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

        The Registrant has adopted provisions in its bye-laws that provide that the Registrant shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Registrant's bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided such rights do not extend to his or her fraud or dishonesty.

        Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director.

        The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and
(b) to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

        See Exhibit Index filed herewith. The Registrant hereby undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York, on December 22, 2005.

                                     Bunge Limited

                                     By: /s/  Alberto Weisser
                                        ----------------------------------------
                                        Alberto Weisser
                                        Chief Executive Officer and Chairman of
                                        the Board of Directors

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Alberto Weisser, William M. Wells and T.K. Chopra, as attorney-in-fact and agent jointly and severally, each with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to the Registration Statement with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                                     Date
         ---------                     -----                                     ----
/s/ Alberto Weisser
-----------------------------  Chief Executive Officer and                   December 22, 2005
Alberto Weisser                Chairman of the Board of Directors
                               (Principal Executive Officer)
/s/ William M. Wells
-----------------------------  Chief Financial Officer (Principal            December 22, 2005
William M. Wells               Financial Officer) and Authorized
                               Representative in the United States
/s/ T.K. Chopra
-----------------------------  Controller (Principal Accounting              December 22, 2005
T.K. Chopra                    Officer)

/s/ Jorge Born, Jr.
-----------------------------  Deputy Chairman of the Board of               December 22, 2005
Jorge Born, Jr.                Directors

/s/ Ernest G. Bachrach
-----------------------------  Director                                      December 22, 2005
Ernest G. Bachrach

/s/ Enrique H. Boilini
-----------------------------  Director                                      December 22, 2005
Enrique H. Boilini

/s/ Michael H. Bulkin
-----------------------------  Director                                      December 22, 2005
Michael H. Bulkin

/s/ Octavio Caraballo
-----------------------------  Director                                      December 22, 2005
Octavio Caraballo


/s/ Francis Coppinger
-----------------------------  Director                                      December 22, 2005
Francis Coppinger

/s/ Bernard de La Tour
    d'Auvergne Lauraguais
-----------------------------  Director                                      December 22, 2005
Bernard de La Tour d'Auvergne
Lauraguais

/s/ William Engels
-----------------------------  Director                                      December 22, 2005
William Engels

/s/ Carlos Braun Saint
-----------------------------  Director                                      December 22, 2005
Carlos Braun Saint

/s/ Paul H. Hatfield
-----------------------------  Director                                      December 22, 2005
Paul H. Hatfield


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 22, 2005.

                                        Bunge Savings Plan - Supplement A

                                        By:  /s/ Philip W. Staggs
                                            ----------------------------------
                                        Name: Philip W. Staggs
                                        Title: VP Human Resources, Bunge North
                                               America, Inc.

                               INDEX TO EXHIBITS
   Exhibit
   Number                  Exhibit
   ------                  -------

   4.1 Memorandum of Association (incorporated by reference from the Registrant's Form F-1 (No. 333-65026), filed on July 13, 2001).

   4.2 Bye-Laws, as amended May 27, 2005 (incorporated by reference from the Registrant's Form S-8 (Registration No. 333-125426), filed on June 1,
          2005).

   4.3 Form of Common Share Certificate (incorporated by reference from the Registrant's Form F-1 (No. 333-65026), filed on July 13, 2001).

   4.4 Amended and Restated Shareholder Rights Plan between Bunge Limited and Mellon Investor Services LLC, as Rights Agent, dated as of May 30, 2003 (incorporated by reference from the Registrant's Form 20-F (File No. 001-16625), filed on March 15, 2004).

   5.1    Opinion of Bryan Cave LLP.

  23.1    Consent of Deloitte & Touche LLP.

  23.2    Consent of Bryan Cave LLP (included in Exhibit 5.1).

  24.1    Power of Attorney (included on signature pages).